UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 22, 2019

Petroteq Energy Inc.

(Exact name of registrant as specified in charter)

Ontario

(State or other jurisdiction of incorporation)

000-55991	None
(Commission File Number)	(IRS Employer Identification No.)

15165 Ventura Blvd., #200

Sherman Oaks, California 91403

(Address of principal executive offices and zip code)

(866) 571-9613

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 22, 2019, Petroteq Energy Inc. (the “Company”) closed its acquisition of its previously announced agreement for the acquisition of an additional 50% of the operating rights and interests relating to oil sands under U.S. federal oil and gas leases encompassing approximately 8,480 gross acres (4,240 net acres, less royalty) in the State of Utah. This acquisition, combined with the Company’s acquisition, completed and announced April 3, 2019 of 50% of the operating rights and interests under the same leases, will give the Company 100% of the operating rights for oil sands development under the leases. As previously reported, the lands included in the leases are located in P.R. Springs and the Tar Sands Triangle, two areas that have been designated as “Special Tar Sands Areas” by the U.S. Bureau of Land Management.

The total consideration payable for the acquisition will be US$13 million, with US$1 million payable in cash and US$12 million payable in shares, namely 30 million common shares of the Company, at a deemed value of US$0.40 per share.

Item 3.02 Unregistered Sales of Equity Securities.

As consideration for the acquisition, the Company issued 30 million shares of the Company’s common stock. The issuance of the shares was made in reliance upon Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder. The recipients of the securities in each of these transactions relying on Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their employment or other relationship with us or through other access to information provided by us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

(b)	Pro forma financial information

(d) Exhibits.

10.1	Assignment& Transfer of Federal Oil & Gas Lease and Bill Of Sale (“Assignment”), dated and made effective as of April 1, 2019, by and between Momentum Asset Partners I LLC and TMC Capital, LLC, (incorporated by reference as Exhibit 10.28 to the registrant’s registration statement on Form 10-G/A filed with the Securities and Exchange Commission on May 22, 2019 (File No. 000-55991)

10.2	Assignment & Transfer Of Federal Oil & Gas Leases And Bill Of Sale (“Assignment”), dated and made effective as of April 1, 2019 by and between Momentum Asset Partners I LLC, and TMC Capital, LLC. (incorporated by reference as Exhibit 10.29 to the registrant’s registration statement on Form 10-G/A filed with the Securities and Exchange Commission on May 22, 2019(File No. 000-55991)

99.1	Press Release, dated July 22, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2019	PETROTEQ ENERGY INC.

	By:	/s/ David Sealock
	Name:	David Sealock
	Title:	Chief Executive Officer

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